SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 19, 2005

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-119199	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 West Horizon Ridge Parkway, Suite 100

Henderson, Nevada

89012

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 702-248-1174

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

CardioVascular BioTherapeutics, Inc. announced in a press release on September 16, 2005, which was revised and re-released on September 19, 2005, that it will begin U.S. FDA-authorized clinical trials of the topical application of Cardio Vascu-Grow™ in diabetic patients with open wounds.

A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated September 19, 2005 announcing that CardioVascular BioTherapeutics, Inc. will begin U.S. FDA-authorized clinical trials of the topical application of Cardio Vascu-Grow™ in diabetic patients with open wounds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: September 23, 2005	By:	/s/ MICKAEL A. FLAA
Mickael A. Flaa
Chief Financial Officer

EXHIBIT INDEX

Press Release dated September 19, 2005 announcing that CardioVascular Therapeutics, Inc. would begin U.S. FDA-authorized clinical trials of the topical application of Cardio Vascu-Grow™ in diabetic patients with open wounds.